Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Steven Brazones Investor Relations 651-236-5158

NEWS	For Immediate Release	January 15, 2008

H.B. Fuller Reports Strong Fourth Quarter and

Fiscal Year 2007 Results

Company Announces Expectations For 2008

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the fourth quarter and fiscal year that ended December 1, 2007.

Fourth Quarter and Fiscal Year 2007 Highlights Included:

•

Fourth quarter 2007 pro forma net income per diluted share of $0.53 at high end of previously provided guidance range (net income per diluted share of $0.43 plus after-tax loss of $0.10 per share from sale of the automotive joint venture)[1]

•

24 percent growth in income from continuing operations before cumulative effect of accounting change per diluted share in fiscal 2007 versus pro forma income from continuing operations before cumulative effect of accounting change per diluted share in fiscal 2006[2]

•	70 basis point expansion sequentially in return on gross investment (ROGI) to 9.6 percent

•	160 basis point expansion year-over-year in EBITDA margin to 13.8 percent for fiscal 2007[3]

•	60 basis point expansion year-over-year in gross margin to 29.7 percent in the fourth quarter

•	Divestiture of interest in automotive joint venture, a non-core non-strategic asset

•	Completion of the previously announced $100 million stock buyback program

Fourth Quarter:

Net income for the fourth quarter of 2007 was $25.7 million, or $0.43 per diluted share. This quarter’s net income included a $7.6 million dollar pre-tax gain from the previously announced sale of the automotive joint venture. However, due to the tax treatment of the transaction, the sale of the automotive joint venture resulted in an after-tax loss of $6.2 million, or $0.10 per diluted share. Adjusting for this after-tax loss, pro forma net income for the fourth quarter was $31.9 million, or $0.53 per diluted share, which was at the high end of the Company’s previously issued earnings expectation for the fourth quarter to earn between $0.50 and $0.53 per diluted share1.

Fourth quarter income from continuing operations before cumulative effect of accounting change was $30.8 million, or $0.51 per diluted share, versus $21.9 million, or $0.36 per diluted share, in last year’s fourth quarter. Income from continuing operations before cumulative effect of accounting change in last year’s fourth quarter included $7.5 million in after-tax charges associated with the separation agreement entered into with the Company’s former chief executive officer, or $0.12 per diluted share. Prior to the impact of the separation agreement, pro forma income from continuing operations before cumulative effect of accounting change for the fourth quarter of 2006 was $0.49 per diluted share4. Fourth quarter 2007 income from continuing operations before cumulative effect of accounting change of $0.51 per diluted share represents an improvement of 6 percent versus pro forma fourth quarter 2006 income from continuing operations before cumulative effect of accounting change of $0.49 per diluted share.

This year’s fourth quarter and full-year results included a net $2.9 million pre-tax charge related to certain product liability claims. This net amount consists of a $4.3 million pre-tax charge, partially offset by a $1.4 million insurance receivable.

Net revenue for this year’s fourth quarter was $360.9 million, down 3.7 percent versus the fourth quarter of 2006. Foreign currency translation favorably contributed 3.9 percentage points to net revenue growth. Higher average selling prices positively impacted net revenue growth by 1.4 percentage points and lower volume adversely impacted net revenue growth by 9.0 percentage points.

“We are very pleased with our strong bottom-line performance in the fourth quarter and, more importantly, the ability of the organization to effectively execute in what continues to be a difficult economic environment. Our performance in 2007 marked yet another successful year of above-market EPS growth,” said Michele Volpi, president and chief executive officer. “In conjunction with the five-year plan we unveiled in October, we have delivered on our commitment to address our capital structure and we have already initiated the strategic realignment of our businesses as evidenced by the recent divestiture of our automotive joint venture.”

Fiscal Year:

Net income for 2007 was $102.2 million, or $1.68 per diluted share. As discussed above, the full year net income was also impacted by the after-tax loss from the sale of the automotive joint venture. Adjusting for the after-tax loss, pro forma net income for fiscal year 2007 was $108.4 million, or $1.78 per diluted share5.

Fiscal year 2007 income from continuing operations before cumulative effect of accounting change was $101.1 million or $1.66 per diluted share versus $72.7 million or $1.21 per diluted share in fiscal year 2006. As discussed above, the full year 2006 income from continuing operations before cumulative effect of accounting change was also impacted by the charge associated with the separation agreement with the Company’s former chief executive officer. Correspondingly, pro forma income from continuing operations before cumulative effect of accounting change for fiscal year 2006 was $1.34 per diluted share2. Fiscal year 2007 income from continuing operations before cumulative effect of accounting change of $1.66 per diluted share represents an improvement of 24 percent versus pro forma fiscal year 2006 income from continuing operations before cumulative effect of accounting change of $1.34 per diluted share.

Net revenue for fiscal year 2007 was $1.4 billion, up 1.0 percent versus fiscal year 2006. The impact of acquisitions and foreign currency translation favorably contributed 3.7 and 2.9 percentage points, respectively, to net revenue growth. Higher average selling prices positively impacted net revenue growth by 2.8 percentage points and lower volume adversely impacted net revenue growth by 8.4 percentage points.

Fiscal Year 2008 Expectations:

The Company expects net income per diluted share in fiscal year 2008 to range from $1.76 to $1.86, which represents growth of between 2 and 8 percent relative to a base of $1.73 per diluted share6. The base figure of $1.73 per diluted share is the pro forma net income per diluted share for fiscal year 2007 adjusted for the net dilution from the divestiture of the automotive joint venture, which the Company estimates will be $0.05 per diluted share in fiscal year 2008.

In addition, for fiscal year 2008, the Company expects capital expenditures to be $30 to $35 million, depreciation expense to be approximately $35 million, amortization expense to be approximately $12 million, and the effective tax rate to be 29 percent.

“We remain cautiously optimistic for 2008, despite our anticipation of a challenging global economic landscape. We are confident in our continued ability to execute, as successfully as we have thus far, on our controllable items and to further lay the groundwork as we implement our long-term plan,” commented Volpi. “We believe we are taking the necessary actions to achieve our financial goals by making investments to upgrade the organization, driving geographic expansion, and building upon our differentiated go-to-market model. I look forward to updating you on our progress as we move through 2008.”

Conference Call:

The Company will host an investor conference call to discuss fourth quarter and fiscal year 2007 results on Wednesday, January 16, 2008 at 9:30 a.m. central time (10:30 a.m. eastern time). The conference call audio and accompanying synchronized presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the investor relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Return on Gross Investment (ROGI) Calculation (Continuing Operations):

$ Millions	Q1 2007	Q2 2007	Q3 2007	Q4 2007	2007
Net revenue	333.4	353.7	352.3	360.9	1,400.3
Less: Cost of goods sold	233.7	248.3	246.0	253.6	981.6
Gross Profit	99.7	105.4	106.3	107.3	418.7
Less: SG&A expense	71.7	69.0	67.4	67.8	275.9

Operating income	28.0	36.4	38.9	39.5	142.8
Operating income	28.0	36.4	38.9	39.5	142.8
Less: Taxes at assumed 29% rate	8.1	10.5	11.3	11.5	41.4
Plus: Depreciation expense	9.0	8.9	9.3	9.1	36.3
Plus: Amortization expense	4.9	3.1	3.0	3.0	14.0
Less: Maintenance CAPEX at assumed 50% of depreciation expense	4.5	4.5	4.7	4.5	18.2

Gross cash flow	29.3	33.4	35.2	35.6	133.6

Total assets					1,364.6
Plus: Accumulated depreciation					513.3
Less: Non-debt current liabilities					246.4
Less: Cash					246.4

Gross investment					1,385.2

Gross cash flow					133.6
Divided by: Gross investment					1,385.2
Return on gross investment (ROGI)					9.6%

Regulation G:

The information presented in this earnings release regarding operating income, earnings before interest, taxes, depreciation, and amortization (EBITDA), and pro forma earnings per share do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments and in understanding the comparability of results in light of the items identified in this earnings release. The non-GAAP information provided above may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables provided below.

Reconciliation 1: Fourth Quarter 2007 Pro Forma

Fourth quarter 2007 net income per diluted share	$0.43
Add back: Loss on sale of automotive joint venture	$0.10

Fourth quarter 2007 pro forma net income per diluted share	$0.53

Note: As compared to the Company provided guidance for the fourth quarter of 2007 to earn between $0.50 and $0.53 in net income per diluted share

Reconciliation 2: Fiscal Year 2006 Pro Forma

2006 Income from continuing operations before cumulative effect of accounting change per diluted share	$1.21
Add back: CEO separation agreement charges	$0.12

2006 Pro forma income from continuing operations before cumulative effect of accounting change per diluted share[7]	$1.34

Note: As compared to fiscal year 2007 income from continuing operations before cumulative effect of accounting change of $1.66 per diluted share

Reconciliation 3: Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

$ Thousands	52 Weeks Ended 12/01/2007 (unaudited)	52 Weeks Ended 12/02/2006 (unaudited)
Gross profit	418,703	406,405
Less: SG&A expense	275,893	296,892
Plus: Depreciation expense	36,348	37,715
Plus: Amortization expense	14,090	8,974
Plus: Separation agreement charges with former CEO	—	12,284

EBITDA	193,248	168,485

EBITDA	193,248	168,485
Divided by: Net revenue	1,400,258	1,386,108
EBITDA margin	13.8%	12.2%
Change in EBITDA margin year-over-year	1.6%

Reconciliation 4: Fourth Quarter 2006 Pro Forma

Fourth quarter 2006 income from continuing operations before cumulative effect of accounting change per diluted share	$0.36
Add back: CEO separation agreement charges	$0.12

Fourth quarter 2006 pro forma income from continuing operations before cumulative effect of accounting change per diluted share[7]	$0.49

Note: As compared to fourth quarter 2007 income from continuing operations before cumulative effect of accounting change of $0.51 per diluted share

Reconciliation 5: Fiscal Year 2007 Pro Forma

2007 Net income per diluted share	$1.68
Add back: After-tax loss on sale of automotive joint venture	$0.10

2007 Pro forma net income per diluted share	$1.78

Note: As compared to the Company provided guidance for fiscal year 2008 to earn between $1.75 and $1.78 in net income per diluted share

Reconciliation 6: Fiscal Year 2007 Adjusted Pro Forma

2007 Pro forma net income per diluted share	$1.78
Deduct: Expected net dilution from sale of automotive joint venture	$(0.05)

2007 Adjusted pro forma net income per diluted share	$1.73

Note: As compared to the Company provided guidance for fiscal year 2008

About H.B. Fuller Company:

H.B. Fuller Company is a leading worldwide manufacturer and marketer of adhesives, sealants, paints and other specialty chemical products, with fiscal 2007 net revenue of $1.4 billion. Its common stock is traded on the New York Stock Exchange under the symbol FUL. For more information, please visit the website at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses including the Roanoke flooring products business and the European insulating glass sealant business; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-Q filings of April 6, 2007, July 6, 2007, and October 5, 2007 and 10-K filing of February 15, 2007. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended December 1, 2007	13 Weeks Ended December 2, 2006
Net revenue	$360,947	$374,998
Cost of sales	(253,624)	(265,824)

Gross profit	107,323	109,174

Selling, general and administrative expenses	(67,777)	(80,380)
Gains from sales of assets	193	295
Other income, net	2,927	33
Interest expense	(3,068)	(4,673)

Income before income taxes, minority interests and income from equity investments	39,598	24,449

Income taxes	(9,619)	(3,051)

Minority interests in (income) loss of subsidiaries	27	(54)

Income from equity investments	764	581

Income from continuing operations before cumulative effect of accounting change	30,770	21,925
Income (loss) from discontinued operations	(5,050)	54,022
Cumulative effect of accounting change	—	(742)

Net Income	$25,720	$75,205

Basic income per common share[7]:
Continuing operations before accounting change	$0.52	$0.37
Discontinued operations	(0.09)	0.91
Cumulative effect of accounting change	—	(0.01)

Net income	$0.44	$1.27

Diluted income per common share[7]:
Continuing operations before accounting change	$0.51	$0.36
Discontinued operations	(0.08)	0.89
Cumulative effect of accounting change	—	(0.01)

Net income	$0.43	$1.24

Weighted-average common shares outstanding:
Basic	58,957	59,243
Diluted	59,930	60,633

Dividends declared per common share	$0.06450	$0.06250

Selected Balance Sheet Information (subject to change prior to filing of the Company's Annual Report on Form 10-K)

	December 1, 2007	December 2, 2006
Cash & cash equivalents	$246,358	$255,129
Inventory	137,564	120,172
Trade accounts receivable, net	212,477	225,348
Trade accounts payable	156,247	164,489
Total assets	1,364,602	1,478,471
Total debt	172,608	258,746

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	52 Weeks Ended December 1, 2007	52 Weeks Ended December 2, 2006
Net revenue	$1,400,258	$1,386,108
Cost of sales	(981,555)	(979,704)

Gross profit	418,703	406,404

Selling, general and administrative expenses	(275,893)	(296,892)
Gains from sales of assets	300	1,126
Other income, net	6,502	359
Interest expense	(12,725)	(16,959)

Income before income taxes, minority interests and income from equity investments	136,887	94,038

Income taxes	(37,712)	(22,055)

Minority interests in (income) loss of subsidiaries	46	(279)

Income from equity investments	1,923	997

Income from continuing operations before cumulative effect of accounting change	101,144	72,701
Income from discontinued operations	1,029	62,254
Cumulative effect of accounting change	—	(742)

Net Income	$102,173	$134,213

Basic income per common share[7]:
Continuing operations before accounting change	$1.69	$1.24
Discontinued operations	0.02	1.06
Cumulative effect of accounting change	—	(0.01)

Net income	$1.71	$2.28

Diluted income per common share[7]:
Continuing operations before accounting change	$1.66	$1.21
Discontinued operations	0.02	1.04
Cumulative effect of accounting change	—	(0.01)

Net income	$1.68	$2.23

Weighted-average common shares outstanding:
Basic	59,914	58,793
Diluted	60,991	60,065

Dividends declared per common share	$0.25600	$0.24875

H.B. FULLER COMPANY & SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended December 1, 2007	13 Weeks Ended December 2, 2006
Net Revenue:
North America	$161,767	$179,692
Europe	109,454	106,468
Latin America	59,239	60,983
Asia Pacific	30,488	27,856

Total H.B. Fuller	$360,947	$374,998

Operating Income[8]:
North America	$20,540	$22,219
Europe	13,286	10,472
Latin America	3,250	5,874
Asia Pacific	2,470	2,513
Special item[9]	—	(12,284)

Total H.B. Fuller	$39,546	$28,794

	52 Weeks Ended December 1, 2007	52 Weeks Ended December 2, 2006
Net Revenue:
North America	$663,683	$701,448
Europe	408,987	358,512
Latin America	215,098	221,592
Asia Pacific	112,490	104,556

Total H.B. Fuller	$1,400,258	$1,386,108

Operating Income[8]:
North America	$83,788	$77,189
Europe	41,102	24,933
Latin America	10,908	12,964
Asia Pacific	7,012	6,709
Special item[9]	—	(12,284)

Total H.B. Fuller	$142,810	$109,512

[1]	Pro forma calculation is provided in reconciliation 1
[2]	Calculated relative to pro forma income from continuing operations before cumulative effect of accounting change per diluted share for fiscal year 2006 of $1.34; see reconciliation 2
[3]	EBITDA is a non-GAAP financial measure defined as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense; see reconciliation 3
[4]	Pro forma calculation is provided in reconciliation 4
[5]	Pro forma calculation is provided in reconciliation 5
[6]	Adjusted pro forma calculation is provided in reconciliation 6
[7]	Due to rounding to two decimal points, the numbers do not sum exactly to the total
[8]	Management evaluates the performance of each of the Company’s operating segments based on operating income, which is defined as gross profit less SG&A expense for the segments
[9]

Corporate expenses are fully allocated to each operating segment, except that, in the fourth quarter of 2006, $12,284 of charges related to a separation agreement with the Company’s former chief executive officer were not allocated between the segments